WC RECEIVABLES FUNDING,

ASSIGNMENT AND SECURITY AGREEMENT (CA)

This Agreement is being entered into and shall be effective as of the ____ day of ___________, 20__ (the “Effective Date”), by, between and among _________________________ a ___________ company, with principal offices located at _________________________________________ with an Employer Identification Number of ___________ (collectively “Medical Provider”), TARGETED MEDICAL PHARMA, INC. (collectively “TMP”), a Delaware corporation with principal offices located at 2980 Beverly Glen Circle, Suite 301, Los Angeles, CA 90077 with an Employer Identification Number of 20-5863618 and CAMBRIDGE MEDICAL FUNDING GROUP, L.L.C., a Delaware limited liability company with a principal office located 266 Harristown Road, Suite 300, Glen Rock, NJ 07452, together with its successors and/or assigns (collectively “CMFG”).

RECITALS

A. CMFG is engaged in, among other things, the business of Funding (as defined herein) receivables, including those payable from the proceeds of claims for California Workers’ Compensation (WC) benefits, pursuant to California Labor Code § 4600, in compliance with California law.

B. Medical Provider is properly licensed pursuant to all applicable laws and has all necessary federal, state and local permits, licenses and any other authorizations as are required to render medical services to “Patients”, who, if they are entitled to receive WC benefits from insurance carriers to cover the cost of medical treatment of injuries sustained as a result of accidents in the work place, are referred to herein as “Qualifying Patients.” Medical Provider desires to assign Medical Provider’s right, title, and interest in certain accounts receivable in compliance with California law. Medical Provider abides by all necessary criteria noted and/or listed in The California Labor Code, with changes codified by Senate Bill 863, including but not limited to lien filing and lien activation requirements in Labor Code Sections 4903.05, 4903.06 and 4903.07 to ensure proper treatment, billing, policy and/or procedure to ensure payment of WC benefits by insurance carriers. Medical Provider represents and warrants that it has provided to CMFG all copies of relevant preexisting contracts that predate this instant Agreement and Medical Provider has entered into amendments and/or added addenda to said preexisting contracts to make the instant contractual relationship valid and superior to all others. Medical Provider represents and warrants to CMFG that CMFG is not interfering with any preexisting contract, including but not limited to management, billing, collection contracts and/or prior assignments related to WC Receivable proceeds, as necessary addenda and/or amendments have been fully executed.

C. TMP is a pharmaceutical company that sells and/or distributes prescription medical foods, products and/or supplements to doctors and medical providers such as Medical Provider herein. TMP maintains a medical billing and claims processing subsidiary that provides billing services, including without limitation lien filing and collection, to medical providers in compliance with California law. Both TMP and its medical billing and claims processing subsidiary abide by all necessary criteria in The California Labor Code, with changes codified by Senate Bill 863, including but not limited to lien filing and lien activation requirements in Labor Code Sections 4903.05, 4903.06 and 4903.07, to ensure payment of WC benefits to Medical Provider and/or CMFG by insurance carriers related to Funded Receivables.

D. Payment of WC benefits for such services is generally made by such insurance carriers directly to Medical Provider on deferred basis, thereby creating accounts receivable (“Receivables”).

E. Because of such deferral, Medical Provider wishes to have the ability to assign to CMFG the potential future proceeds related to the Receivables, on a rolling basis over the term of the within agreement (“the Agreement”) upon the terms and the conditions set forth herein.

F. CMFG wishes to accept an assignment of potential future proceeds related to Receivables made available by Medical Provider after the necessary lien filing and activation requirements have been satisfied by Medical Provider and/or the medical billing and claims processing subsidiary of TMP.

G. Medical Provider wishes to utilize TMP’s and/or its medical billing and claims processing subsidiary’s billing, claims processing and lien filing and activation services related to such claims/Receivables.

H. At the Medical Provider’s request, CMFG shall advance funds as detailed in Paragraphs 2.2 and 2.3 herein, to TMP to assist with satisfying Medical Provider’s lien filing and lien activation requirements and/or fees or financial obligations due TMP by Medical Provider.

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

1.	DEFINITIONS.

For purposes of the Agreement, the following terms are defined herein as follows:

1.1 “Receivables” shall mean only those accounts receivable that (i) relate to services and or products furnished by Medical Provider to Qualifying Patients and (ii) the costs of which are to be the subjects of claims for WC benefits, which proceeds related to said claims have not been pledged or assigned, either directly or collaterally, to any other person or entity prior to the date such account is assigned to CMFG.

1.2 “Funded Receivables” means those Receivables which have already been generated by Medical Provider through treatment to Qualifying Patients, and are being funded by CMFG, as listed on Exhibit “A-1” attached hereto and incorporated herein, or as may be so listed and identified hereafter in any exhibit supplementing or amending Exhibit “A-1,” which shall be designated as “Exhibit 'A-2,'” “Exhibit 'A-3',” “Exhibit 'A-4',” etc., and incorporated in its stead into the within Agreement, which shall be deemed to be amended or supplemented accordingly.

1.3 “Qualifying Patients” shall mean, in addition to those Patients to whom Medical Provider furnishes Treatment, as defined in 1.4 below, patients who have asserted claims for Workers’ Compensation benefits, and who have executed an assignment and/or those Patients who qualify with an Eligible Workers’ Compensation Claim as follows:

“Eligible Workers’ Compensation Claim Receivable” shall mean

(a)	only a Claim Receivable which comes within all of the following criteria:

i.	Qualification as “Medical, surgical, chiropractic or hospital treatment, that is reasonably required to cure or relieve from the effects of the injury.” See California Labor Code § 4600.

ii.	Medical treatment that is reasonably required to cure or relieve the injured worker from the effects of his or her injury means treatment that is based upon the guidelines adopted by the administrative director pursuant to California Labor Code Section 5307.27 or, prior to the adoption of those guidelines, the updated American College of Occupational and Environmental Medicine's Occupational Medicine Practice Guidelines. See California Labor Code § 4600(b).

iii.	Medical Treatment is provided in the employers insurer’s medical provider network as provided for in Section 4616 or conforming predestinated physician who is the employee's regular physician and surgeon, licensed pursuant to Chapter 5 (commencing with Section 2000) of Division 2 of the Business and Professions Code. (California Labor Code § 4600(c))

iv.	The insurer may require prior authorization of any nonemergency treatment or diagnostic service and may conduct reasonably necessary Utilization Review. The Medical Provider will have received treatment and product dispensing pre-authorization, if required, through the carrier’s utilization review process pursuant to Labor Code Section 4610, prior to the dispensing of TMP prescription medical foods, products and/or supplements.

v.	All medical bills have been submitted on required standardized forms and all required supporting documentation was submitted with the medical bills. See California Labor Code § 4600(c).

vi.	The insurance carrier has been allowed the proper time, in accordance with any and all relevant California law, to pay the claim/receivable and no denial has been issued; or in the alternative, the claim/receivable shall be processed in accordance with the requirements for an Eligible Claim Receivable as detailed in vii. below.

vii.	In the event of a claim denial, lien filing and lien activation requirements pursuant to The California Labor Code, with changes codified by Senate Bill 863 and Labor Code Sections 4903.05, 4903.06 and 4903.07, related to the WC Receivables, shall be successfully and accurately completed by Medical Provider and TMP (or its medical billing and claims processing subsidiary).

viii.	A finalized bill has been generated related to the Receivable and provided to the relevant insurance carrier.

(b) In addition, each such Claim Receivable must meet the following additional criteria to be deemed an “Eligible Workers’ Compensation Claim Receivable”:

i.	If the said claim was pre-certified and denied by carrier, proof is provided of the filing of a pre-certification appeal within 30 days of denial for claim to be litigated.

ii.	All proper medical documentation to support the related treatment or services has been provided.

iii.	All patient intake requirements, including but not limited to demographics, Assignment of Benefits (AOB) and liens have been executed and completed properly as required in order to proceed with collection of the claim.

iv.	Authorization has been provided to release information to Medical Provider or its authorized agents and representatives to obtain, or verify from the insurance carrier the pertinent deductible, maximum benefits under the policy and eligibility.

v.	The date of loss for each such claim is within 5 years of the treatment date with proper pre-certification.

vi.	The underlying claim(s) have not been previously paid by the Carrier.

vii.	The available claims benefits under the policy have not been exhausted, and/or have not been closed.

viii.	The Patients’ Compensation Benefits available to the Qualifying Patient are no less than the benefits provided for under California law relating to Patients Compensation coverage.

ix.	An associated AOB has been provided to Medical Provider for each such receivable, and re-assigned to CMFG by Medical Provider.

1.4 “Treatment” means any medical treatment or service rendered by Medical Provider for which Qualifying Patients are eligible to receive WC benefits and is the basis for an entry in the Current Schedule as defined below.

1.5 “Current Schedule” shall mean for purposes of the Agreement that schedule then in effect of a series of a schedules intended to be embodied in Exhibits to this Agreement beginning with annexed Exhibit “A-1,” each of which it is intended to supplement and/or amend the preceding exhibit designated in the form “Exhibit 'A-2,'” “Exhibit 'A-3',” “Exhibit 'A-4',” etc., identifying those Receivables which have most recently been sold, assigned and transferred by Medical Provider to CMFG pursuant to the terms of this Agreement. All financial transactions detailed and described herein, including but not limited to initial fundings, collection allocations, waterfall calculations and backend splits shall be based upon the totals in the “batches”/Exhibits and/or Current Schedule.

1.6 “Authorized Billed Charges” shall mean the charges for Treatment to a Qualifying Patient, based on a claim for payment or reimbursement assigned to, and submitted by Medical Provider, which charges Medical Provider hereby represents and warrants are, and shall at all times hereafter be both usual and customary for Medical Provider’s practice or facility at the time of service, and were agreed to by the Qualifying Patient at the time of service or treatment.

1.7 “Eligible Claim Receivable” shall mean the eligible WC claims as detailed and defined in 1.3 above.

1.8 “Assigned Claim Receivable” means any Eligible Claim Receivable which (i) has been generated by Medical Provider through Treatment rendered to a Qualifying Patient, (ii) where the potential future proceeds are assigned hereunder to CMFG, and (iii) is listed in one or another of a series of schedules collectively referred to and incorporated herein as the “Current Schedule,” as defined hereafter.

1.9 “Individual Assignment Form” means the specific form prepared by CMFG and executed by Medical Provider in connection with the assignment of an Assigned Claim Receivable or multiple Assigned Claim Receivables to CMFG pursuant to the terms of this agreement.

1.10 “Subrogation and Lien Rights Contract” means a contract (i) entered into between Medical Provider and a Qualifying Patient, (ii) wherein it is contractually stipulated by the Qualifying Patient that the Medical Provider has a primary subrogation right to be paid for the medical treatment and services rendered to Qualifying Patient out of the proceeds of any award of benefits, or any award, settlement or judgment in favor of the Qualifying Patient with regard to a claim for such benefits pertaining to the medical services or other health-care related treatment provided by Medical Provider, and (iii) which shall also grant Medical Provider “lien” rights to any settlement or judgment recovered by the Qualifying Patient.

1.11 “Fee Schedule Rates” shall mean for purposes of the Agreement the charges/amounts pertaining to those Funded Receivables identified in the current California Official Medical Fee Schedule. The parties herein acknowledge and agree that WC payment amounts are agreed to fees/charges/contractual amounts, between the WC carrier and Medical Provider and/or applicable fee schedule and/or the amounts pertaining to managed care contracts. Medical Provider acknowledges that Fee Schedule Rates may be adjusted in accordance with the prevailing California Official Medical Fee Schedule(s). The parties agree and acknowledge that in consideration for the Medical Provider’s execution of this Agreement and assignment and/or sale of the Eligible Claims Receivables, CMFG will base its initial twenty three percent (23%) payment, as further detailed herein below in Section 2.2, on the lesser of any rates and/or charges and/or listed amounts in any and all managed care contracts binding on the provider, contractual WC amounts and/or the then current and/or applicable fee schedule.

1.12 “Transaction Documents” mean all instruments including the Agreement, the Exhibits hereto (including any “Current Schedule” as defined herein), the prevailing California Official Medical Fee Schedule and any other agreements, managed care contracts, financing statements, WC litigation documents, WC contractual materials between the WC insurance carrier and Medical Provider and instruments referenced or contemplated in this Agreement, and/or which the parties hereto agree to execute, deliver, and/or exchange on, or before the effective date of the Agreement, or in the performance of the Agreement hereafter, including any agreement between Medical Provider or CMFG and a third-party, to which either CMFG or Medical Provider is not a party, but the subject of which relates to the rendering of treatment to the Qualifying Patients.

1.13 “Funding” shall mean providing financial resources to Medical Provider to assist in its billing, collection, processing and maintenance of Workers’ Compensation Claims including but not limited to second bill reviews, lien filings and activation in compliance with California law.

2.	FUNDING AND ASSIGNMENT OF RECEIVABLES.

2.1 Assignments to CMFG. In consideration for CMFG’s payment to TMP at Medical Provider’s request described in succeeding § 2.2, Medical Provider agrees (i) to sell, assign and set over the Eligible Claim Receivables identified in the schedule set forth in Exhibit “A-1,” and all additional Eligible Claim Receivables which Medical Provider may make available for sale, to be identified in schedules to be embodied in exhibits supplementing or amending Exhibit “A-1,” which shall be designated as “Exhibit 'A-2,'” “Exhibit 'A-3',” “Exhibit 'A-4',” etc., i.e., as the “Current Schedule,” and (ii) to execute, in such form as CMFG may reasonably require, additional serially numbered instruments to set-over, secure and assign to CMFG Medical Provider’s interest in all such Funded Receivables identified in each in the series of Current Schedules.

2.2 Consideration for Eligible Claim Receivables and Payment to Medical Provider. In consideration for Medical Provider's execution of this Agreement and the sale, assignment and transfer of Eligible Claim Receivables hereafter to CMFG, CMFG agrees to pay an amount equal to twenty three percent (23%) of the Eligible Claim Receivables with respect to each such sale, assignment and transfer to CMFG of Eligible Claim Receivables pursuant to each Current Schedule, as embodied in Exhibit “A-1” and each supplementing or amending Exhibit (i.e., “Exhibit 'A-2,'” “Exhibit 'A-3',” “Exhibit 'A-4',” etc.). The parties agree that CMFG’s initial twenty three percent (23%) payment, shall be twenty three (23%) of the lesser of any rates and/or charges and/or listed amounts in any and all managed care contracts binding on the Medical Provider, contractual WC amounts and/or the then current and/or applicable fee schedule. In addition, in consideration for Medical Provider's execution of this Agreement, CMFG agrees: (i) within five (5) business days of CMFG receiving from Medical Provider a proposed Current Schedule supplementing Exhibit “A” in accordance with the procedure set forth in Exhibit “B,” to review same and determine which, if any, Claim Receivable identified therein is (are) not an Eligible Claim Receivable(s), and (ii) within such time notify the Medical Provider which, if any, such Claim Receivable(s) it has determined not to be an Eligible Receivable(s), and release from the pledge and assignment under this agreement, and/or re-assign to Medical Provider any such Claim Receivable(s). All financial transactions detailed and described herein, including but not limited to initial fundings, collection allocations, waterfall calculations and backend splits shall be based upon the totals in the “batches”/Exhibits and/or Current Schedule. The parties agree that CMFG shall make the 23% payment (due and owed to Medical Provider) directly to TMP, on behalf of Medical Provider, at the instruction and request of Medical Provider for Medical Provider’s use of TMP’s or its medical billing and claims processing subsidiary’s billing, claims processing and lien filing and activation services related to claims/Receivables, and for Medical Provider’s financial obligations due TMP. CMFG shall make the 23% payment within five (5) business days of receiving notice and/or acceptable request for payment from Medical Provider. TMP and Medical Provider agree to apply the 23% advance from CMFG to satisfy lien filing and lien activation fees related to lien filing and lien activation requirements pursuant to the California Labor Code, including but not limited to Sections 4903.05, 4903.06 and 4903.07, for claims/Receivables to meet the definition of an Eligible Workers’ Compensation Claim Receivable as defined in Paragraph 1.3 herein and for Medical Provider’s financial obligations due TMP. TMP and/or its wholly owned subsidiary shall be responsible for any and all lien filing and activation fees and requirements.

2.3 Interest of CMFG in Proceeds of Assigned Claim Receivable(s) Collected by CMFG, and Remission of Balance to Medical Provider. CMFG shall be entitled to all WC claim benefits and fees awarded, except for attorney fees, lien activation, filing and EDEX fees, whether resolved through settlement, arbitration, litigation and/or global settlement. CMFG shall first withdraw and retain from all amounts collected or otherwise received on account of any Subject Receivables presented for collection the first five percent (5%), which represents CMFG’s collection allocation. CMFG shall next withdraw and retain from all amounts collected or otherwise received on account of any Subject Receivables presented for collection the first thirty eight percent (38%) of such Receivables, including interest. Upon the collection by CMFG of 38% of the Receivables pertaining to same, all additional amounts collected, including interest, on account of any such WC Receivables presented for collection shall be divided between CMFG and Provider, CMFG shall retain twenty five percent (25%) thereof, and seventy five percent (75%) thereof shall be remitted to Medical Provider.

2.4 Amendment of Exhibit “A-1.” All Exhibits identifying and assigning additional Funded Receivables and supplementing Exhibit “A-1” as the “Current Schedule” (e.g., Exhibit 'A-2,'” “Exhibit 'A-3',” “Exhibit 'A-4',” etc.) shall, upon execution by Medical Provider and delivery to CMFG, be deemed to supplement the immediately prior serially-designated exhibit, and amend this Agreement accordingly by the incorporation herein of same.

2.5 Amendment of Exhibits “B.” CMFG may, in its reasonable discretion, amend Exhibit “B” effective upon 30 days written notice to Medical Provider, provided the effect of such amendment is limited to modification of procedures and does not impose any materially increased administrative or economic burden, upon either Medical Provider, or materially impair the consideration each is to receive hereunder.

2.6 Additional Documents to Be Provided. Medical Provider shall also obtain and deliver to CMFG, to the extent necessary in the reasonable judgment of CMFG, an authorization form from each Qualifying Patient, and, if necessary the attorney or insurer of such Qualifying Patient, in order to provide CMFG with all records, notices, correspondences, and any other documents that refer in any way to the Funded Receivable, and/or as may be deemed necessary by CMFG in order to enforce its rights with respect thereto.

2.7 Transfer of Rights in Funded Receivables. Medical Provider acknowledges and agrees that, except as otherwise specifically provided for herein, upon the execution of this Agreement and/or the execution and delivery to CMFG of each such additional serially numbered instrument of assignment amending or supplementing Exhibit “A”: (i) any and all legal and equitable rights, title and interest Medical Provider may have had in the Funded WC Receivables so assigned, including the Authorized Billed Charges, the Subrogation and Lien Rights Contract and any legal or equitable rights and/or remedies available to Medical Provider under the law, shall forever be transferred to CMFG; (ii) Medical Provider will not retain any right whatsoever to recover any payments for Treatment rendered to Qualifying Patients which are the subjects of a WC Receivable assigned to CMFG, whether such payment is made from patients or from insurers, or from the proceeds of any settlement or judgment recovered by, or behalf of the Qualifying Patients by their attorneys, and (iii) Medical Provider agrees to immediately forward any such payments it may receive relating to the Funded Receivables to CMFG.

2.8 CMFG’s Collection on Ineligible Receivables. CMFG will not fund receivables that do not meet the definition of Eligible Receivables as defined in Paragraphs 1.3 and 1.7. CMFG will bill insurance carriers related to such ineligible receivables and CMFG shall retain a fee of 12% of the amount collected.

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS.

3.1 Medical Provider Representations. Medical Provider represents, warrants and covenants to CMFG as follows:

i. That it is duly qualified and properly licensed and is authorized to provide the Treatment.

ii. That it is duly organized, validly existing and in good standing under the laws of the state in which was formed and is properly licensed and qualified to do business in any state where Treatment to Qualifying Patients occurs, and that there are no options, warrants, conversion rights or other rights to subscribe for or purchase, or other contracts with respect to, any capital stock of the Corporation.

iii. That it has full power and authority to own, lease and operate its properties, carry on its business as now conducted, and to sell, assign and transfer the Funded Receivables to CMFG pursuant to the terms of this Agreement.

iv. That it has full legal capacity to execute and deliver, and to perform and carry out all of their respective obligations under this Agreement and the Transaction Documents, and it also possesses all necessary federal, state and local permits, licenses and any other authorizations required to render such services to Qualified Patients and to generate the Funded Receivables.

v. That each of the Receivables generated by Medical Providers is for Treatment which was legitimately rendered to Qualifying Patients.

vi. Neither execution or delivery of the Transaction Documents, nor consummation of the transactions contemplated in the Transaction Documents, nor compliance with or fulfillment of the terms and conditions of the Transaction Documents, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under or violation of (A) Medical Provider’s organizational and governing instruments, (B) any note of which Medical Provider is the maker or guarantor, (C) any applicable law, order, writ, judgment, injunction, decree, determination or award presently in effect applicable to Medical Provider or any of its respective properties or assets, or (D) any indenture, agreement, mortgage, judgment, order, award, decree, security agreement or other instrument or restriction (collectively, the “Instruments”) to which Medical Provider is a party or by which Medical Provider is bound, or give any party with rights under any such Instrument the right to terminate, modify or otherwise change the rights or obligations of Medical Provider under such Instrument. The Transaction Documents, when duly executed and delivered by Medical Provider shall constitute legal, valid and binding obligations of Medical Provider and will be enforceable against it in accordance with their respective terms.

vii. That it has obtained, or shall have obtained prior to payment by CMFG, any and all consents of third-parties or governmental approvals necessary to sell and transfer the Funded Receivables to CMFG, including, but not limited to the consents of the Qualifying Patients and, if necessary, such patients' attorneys and/or insurers.

viii. That it holds good and valid legal title to the Funded Receivables free and clear of any liens or encumbrances whatsoever, including any restriction upon the sale or assignment thereof.

ix. That it has not, and will not, transfer any of the Funded Receivables to any person or entity other than the CMFG except in compliance with the terms of the Agreement.

x. That it has not sold, pledged or assigned, either directly or collaterally, any of the Funded Receivables to any person or entity other than to the CMFG. No other party has any rights or claims to the Funded Receivable or the proceeds thereof. There are no agreements with any other parties restricting Medical Provider’s rights to sell and transfer the Funded WC Receivables. Medical Provider agrees to indemnify, defend and hold harmless CMFG from any claim by any third party to the Funded Receivables sold and transferred under this Agreement to CMFG.

xi. That it holds all necessary federal, state and local permits, licenses, registrations, certifications, accreditations and any other required authorizations to render services to Qualified Patients and such licenses, permits, registrations, certifications and accreditations are in full force and effect.

xii. That it is not in violation of, nor has Medical Provider received notice of any alleged violation of or any citation for noncompliance with, any applicable law relating to the Funded Receivables or the operations or practices of Medical Provider. The business and the operations or practices of each of the Medical Providers conform in all respects with all applicable laws applicable to Provider Assignor’s operation thereof. Medical Provider is not under investigation with respect to any violation of any applicable law, order or judgment entered into by any governmental authority applicable to the Funded Receivable or the conduct of its business. Medical Provider is not aware of any proposed laws, rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations or other proceedings that would be applicable to the business, operations or properties of Medical Provider and that might adversely affect the properties, assets, liabilities, operations, or prospects for CMFG to collect the Funded Receivables.

xiii. That it is in compliance with the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. Section 1320d, et. seq., and regulations promulgated thereunder, as amended from time to time (statute and regulations hereinafter collectively referred to as “HIPAA”), that it shall comply with HIPAA and that it shall execute CMFG’s Business Associate Agreement.

xiv. That there is no suit, action, or legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened that could adversely affect the ability of CMFG to collect the Funded Receivables.

xv. That there are no known liabilities of any kind whatsoever, whether direct, indirect, accrued, contingent or absolute, and whether or not determined or determinable to which either Medical Provider or CMFG will be subject following consummation of the transactions contemplated hereby.

xvi. That it has not conducted business under any other name.

xvii. That, except for this Agreement, it is not party to or bound by any agreement, undertaking or commitment: (A) to merge or consolidate with, or to have Medical Provider acquire all or substantially all of the properties and assets of, any other person or entity; or (B) to sell, lease or exchange all or substantially all of the assets or the business to any other person or entity; or (C) to sell or exchange all or substantially all of the capital stock of the Medical Provider corporation to any other person or entity, or (D) to reorganize the Medical Provider corporation.

xviii. That it is not insolvent or currently in risk of, or contemplating filing, bankruptcy.

xix. That the full amount of the Funded Receivables is still owed to Medical Provider.

xx. That it has complied with any and all requirements of the patients’ insurers including requirement pertaining to notice, pre-certification, care paths and fee schedules.

xxi. That in its professional opinion all of the Treatment it has rendered treatment to Qualifying Patients is reasonable and necessary and automobile-accident related and/or work-related, and that it is unaware of any fraudulent activity or representations on the part of patients and/or referring physicians.

xxii. That it does not have any intentions of dissolution of its corporation and/or intentions of changing ownership.

xxiii. That if it receives any form of notice after the execution of this agreement regarding a lawsuit, action, or legal, administrative, arbitration or other proceeding or governmental and/or insurance carrier investigation pending or threatened that could adversely affect the ability of CMFG to collect the Funded Receivables, it shall provide written notice of same to CMFG within five (5) business days of receipt of such notification.

xxiv. That it is in compliance with and abides by all necessary criteria required by The California Labor Code, including changes codified by Senate Bill 863as amended, to ensure proper treatment, billing, policy and/or procedure to ensure payment of WC benefits by insurance carriers.

xxv. That there is no management company and/or billing company involved related to billing and/or collection of Funded Receivables except as detailed herein.

xxvi. That it will utilize the services of TMP and its wholly owned medical billing and claims processing subsidiary necessary for compliance with the requirements of the California Labor Code, including changes codified by Senate Bill 863as amended, to ensure accurate lien filing, lien activation, and assignment and payment of Funded Receivables in compliance with the law.

xxvii. That it will take all necessary action to assist in the enforcement and effectuation of the assignment(s) of liens to CMFG filed and activated by TMP and/or its subsidiary related to Funded Receivables.

xxviii. That it shall pay for Edex, which is an internet case status and notification system, related to all Funded Receivables where necessary

3.2 TMP Representations Related to TMP and All of its Subsidiaries. TMP represents, warrants and covenants to CMFG related to it and all of its wholly owned subsidiaries as follows:

i. That it is duly qualified and properly licensed and is authorized to produce, sell and distribute medical/pharmaceutical foods/products.

ii. That it has full power and authority to own and operate its businesses as now conducted related to the production, sale and/or distribution of medical/pharmaceutical foods/products and related to billing, processing and lien filing and activation services on behalf of Medical Provider prior to assignment of Eligible Workers’ Compensation Receivables to CMFG pursuant to the terms of this Agreement.

iii. That it has full legal capacity to execute and deliver, and to perform and carry out all of their respective obligations under this Agreement, and it also possesses all necessary federal, state and local permits, licenses and any other required

iv. That it is in compliance with the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. Section 1320d, et. seq., and regulations promulgated thereunder, as amended from time to time (statute and regulations hereinafter collectively referred to as “HIPAA”), that it shall comply with HIPAA and that it shall execute CMFG’s Business Associate Agreement.

v. That it does not have any intentions of dissolution of its corporation and/or intentions of changing ownership.

vi. That if it receives any form of notice after the execution of this Agreement regarding a lawsuit, action, or legal, administrative, arbitration or other proceeding or governmental and/or insurance carrier investigation pending or threatened that could adversely affect the ability of CMFG to collect the Funded Receivables, it shall provide written notice of same to CMFG within five (5) business days of receipt of such notification.

vii. That it will take all necessary action to assist in the enforcement and effectuation of the assignment of liens to CMFG related to Funded Receivables.

3.3 CMFG Representations. CMFG represents, warrants and covenants to Medical Provider and TMP as follows:

i. That it has full power and authority to own and operate its businesses as now conducted related to the acquisition, transfer and receipt of assignment proceeds related to Eligible Workers’ Compensation Receivables pursuant to the terms of this Agreement, and related to any billing, collecting, processing and lien filing and activation services that are necessary pursuant to the terms of this Agreement.

ii. That it has full legal capacity to execute and deliver, and to perform and carry out all of their respective obligations under this Agreement, and it also possesses all necessary federal, state and local permits, licenses and certifications, to the extent applicable.

iii. That it will comply with the requirements of California law, as amended, to ensure accurate assignment and payment of Funded Receivables in compliance with the law.

iv. That it is in compliance with the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. Section 1320d, et. seq., and regulations promulgated thereunder, as amended from time to time (statute and regulations hereinafter collectively referred to as “HIPAA”), that it shall comply with HIPAA.

v. That it does not have any intentions of dissolution of its corporation and/or intentions of changing ownership.

vi. That if it receives any form of notice after the execution of this Agreement regarding a lawsuit, action, or legal, administrative, arbitration or other proceeding or governmental and/or insurance carrier investigation pending or threatened that could adversely affect the ability of the parties to perform under this Agreement, it shall provide written notice of same to TMP and Medical Provider within five (5) business days of receipt of such notification.

vii. That it will take all necessary action to make the 23% advance payment and the 75% back-end payment, to the extent that such action is compliant with laws and regulations.

4.	CONFIDENTIALITY AND DUTY TO ADVISE CMFG.

4.1 Duty to Advise. Medical Provider and TMP agree not to negotiate or discuss the Funded Receivables or the terms of this Agreement with any person not a party to this Agreement without the prior written consent of CMFG. Medical Provider and TMP shall refer to CMFG any attorneys or Qualified Patients whose Receivables have been assigned to CMFG. Medical Provider and TMP shall use their best efforts to assist CMFG in transferring the Funded Receivable to CMFG and to report to CMFG any material information that either Medical Provider, TMP or their agents or employees learn or become aware of relating to the Funded Receivable.

4.2 Confidentiality. Unless otherwise agreed to by each of the parties in writing, following the execution of this Agreement, the parties to this Agreement shall each hold and shall cause its respective affiliates, employees, auditors, attorneys, representatives and other advisors and agents to hold, all Confidential Information (as defined below) in strict confidence, unless compelled to disclose such information by judicial or administrative process, or, in the opinion of their respective counsel, by other requirements of law, and shall not use to the detriment of the other parties, or release or disclose such Confidential Information to any other person, except to the parties’ employees, auditors, attorneys, representatives and other advisors and agents, provided such person(s) shall have first been advised of the confidentiality provision of this Article 4. For purposes hereof, “Confidential Information” shall mean all information concerning the conduct of CMFG’s business, the terms of this Agreement, CMFG’s clients or potential clients, and any payments made or to be made to TMP or Medical Provider by CMFG.

5.	RIGHT OF OFFSET, SUSPENSION OF CONTRACT and/or ACCELERATION CLAUSE.

5.1 Right of Offset. CMFG shall have the right to offset any payments owed to the Medical Provider, in the event that: (i) Medical Provider owes any money to CMFG, (ii) any funds relating to the Funded Receivables are inadvertently paid to Medical Provider in violation of the terms of this Agreement, (iii) Medical Provider breaches any of the representations, warranties or covenants contained in the Agreement, or (iv) any Funded Receivable is later determined to be ineligible according to the definition of Eligible Claim Receivable herein, for reasons including but not limited to, noncompliance or inaccurate compliance with the terms of the California Labor Code, including but not limited to Sections 4903.05, 4903.06 and 4903.07. The rights of CMFG to offset or withhold payment, as the case may be, may be exercised either through delivery of notice to Medical Provider via facsimile transmission, or by any mode of delivery through which notice may otherwise be transmitted under this Agreement.

5.2 Right of Suspension. CMFG shall have the right to suspend the instant contract and/or any and all business relationships including financial obligations under the contract in the event it learns of any liens, judgments, investigations and/or any other encumbrances by any insurance carriers and/or any other third party that are pending and/or existing against and/or involving the Medical Provider. In accordance with Paragraph 3.1 xxiii above, Medical Provider must notify CMFG within five (5) business days if Medical Provider receives any form of notification of any potential encumbrances that may affect CMFG’s interest in collecting on the Funded Receivables.

5.3 Acceleration Clause. If either Party exercises its right to terminate the instant contract, there shall be a suspension/hold on all amounts due to the Medical Provider until CMFG reaches its 38% waterfall mark on all Eligible Claim Receivables as detailed in Paragraphs 2.2 and 2.3 above. After either Party exercises its right to cancellation, upon CMFG’s collection of 38% of the Eligible Claim Receivables, only then will the remaining collection amounts be divided between CMFG at 25% and 75% to the Medical Provider.

6.	INDEMNIFICATION.

Each party to this Agreement shall indemnify, defend and hold the other parties harmless against any and all claims, actions, obligations, costs, and expenses (including reasonable costs of investigation and attorneys’ fees) and other losses, liabilities and damages resulting from any breach by the party of any provision of this Agreement.

7.	RIGHT OF FIRST OFFER OF REFUSAL.

Medical Provider agrees that before it sells any Receivable(s) to any third party, Medical Provider shall first offer to sell such Receivable(s) to CMFG under the same terms herein. CMFG shall have fifteen (15) days after written notice from Medical Provider to negotiate exclusively with Medical Provider for the Funding of any or all of the Receivable being offered by Medical Provider.

8.	SECURITY INTEREST.

Medical Provider hereby grants to CMFG an assignment and/or a senior security interest in, and first lien upon both the Funded Receivables identified in each Current Schedule, and any Replacement Receivables assigned by Medical Provider to CMFG, in order to secure CMFG as to the remission of all payments that may become due under the Agreement, and/or the performance by Medical Provider of any other promises, covenants, agreements and other obligations to CMFG hereunder.

9.	ADDITIONAL DOCUMENTS AND REPRESENTATIONS.

9.1 Execution of Additional Documents and Auditing. Medical Provider and TMP agree to execute and deliver to CMFG, upon request, all such documents, financing statements, or other forms, or instruments, including any amendment thereof, as CMFG may reasonably require for the purpose of effectuating the terms hereof, and the security interest provided for herein, and to the extent allowed under the Uniform Commercial Code (“UCC”); CMFG has the right to audit TMP and any and all of its wholly owned subsidiaries related to billing, claim processing and/or lien filing and activation requirement for Funded Receivables upon three (3) days written notice Medical Provider hereby authorizes and empowers CMFG to execute in its name, and/or in the names of all of its controlled affiliates, or trade-names, to deliver and file in the appropriate jurisdictions such financing statements (e.g., “UCC 1"), and other instruments as may be required in order to perfect and continue the security interest identified or provided for herein as to all Receivables that are, or may be the subjects of this Agreement, whether or not such Receivable is identified in a Current Schedule, and to renew or amend such instruments from time-to-time as may be reasonably required in order to maintain the security interest herein granted to CMFG; such authorization and empowerment made herein by Medical Provider may be exercised by CMFG without regard to whether or not an authorized representative of Medical Provider is unavailable, and without need to request that any such representative of Medical Provider execute any such instrument.

9.2 No Other Lien. Medical Provider further promises, covenants and/or agrees that it has not, and shall not grant or otherwise cause or suffer the existence of any other security interest, pledge, or encumbrance in favor of another party with regard to the Funded Receivables and/or any Replacement Receivable assigned by Medical Provider to CMFG.

9.3 Defense of CMFG’s Priority. Medical Provider further promises, covenants and/or agrees to defend the first priority of the assignment (s) and/or security interest(s) granted or intended to be granted to CMFG hereunder against the claims and demands of all persons other than CMFG, and to hold CMFG harmless, and indemnify CMFG as to any and all expenses, including legal fees and litigation costs that may incurred in enforcing CMFG's rights under the Agreement and any successor or related agreements.

10.	GENERAL TERMS AND CONDITIONS.

10.1 Term of the Agreement. The term of the Agreement shall be three (3) years, commencing on the effective date set forth at the head of this agreement, which term shall be automatically renewed for successive terms of three (3) years, unless: (i) at least ninety (90) days prior to end of the last day of each such term, either Medical Provider gives notice in writing to CMFG, as provided for herein, of its intention not to renew for a succeeding term; (ii) at any time during the term of the Agreement, including any renewal term, CMFG gives written notice in writing to Medical Provider, as provided for herein, of its intention to terminate the Agreement, which Notice shall become effective, and terminate the Agreement after thirty (30) days from the date of delivery to Medical Provider, or (iii) the parties mutually agree in writing to terminate, or extend the Agreement upon some other basis. All parties, with the consent and agreement of other parties herein, reserve the right to supplement, amend, modify and/or terminate the instant Agreement upon thirty (30) days written notice in the event changes to and/or developments in California case law, statutory law, and/or regulations make compliance with the terms as they are detailed herein to be contractually impossible. Reasonable consent for supplementation, amendments, modifications and/or termination shall not be withheld by the parties. Notwithstanding any item, term and/or reference to the contrary made in the instant paragraph, CMFG, in its sole election with its sole discretion shall have a one time opportunity and/or irrevocable right to terminate the instant contract at any time within six (6) months of the first Funding and/or assignment of Eligible Workers’ Compensation Receivables. TMP and Medical Provider waive any and all rights to challenge and/or seek damages for CMFG’s one (1) time opportunity for termination detailed herein, which shall expire in its entirety after six (6) months of the date of the first Funding and/or assignment of Eligible Workers’ Compensation Receivables.

10.2 Amendments. Except as provided for herein, the Agreement may not be amended, modified, altered or changed in any respect whatsoever, except by further agreement in writing, duly executed by each of the parties.

10.3 Construction of Agreement. Medical Provider, TMP, and CMFG, and their respective attorneys, have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement inasmuch as Medical Provider, TMP as well as CMFG, had an equal opportunity to negotiate the terms and provisions of this Agreement.

10.4 Successors. This Agreement shall be binding on and inure to the benefit of the respective successors, assigns and personal representatives of the parties, except to the extent of any contrary provision in this Agreement.

10.5 Assignment. Medical Provider may not assign this Agreement without the express prior written consent of CMFG, except to a successor or affiliated entity having substantially the same ownership as Medical Provider, and such ownership must be documented and verified to CMFG.

10.6 No Third Party Beneficiary. No person, natural or legal, who or which is not a party to the Agreement shall be deemed a third-party beneficiary hereof, or to have any right to demand or obtain from any party hereto any benefit provided for hereunder, or to have enforced against a party hereto any obligation imposed on that party hereunder.

10.7 Governing Law. The Agreement is executed and intended to be performed in the State of California, and the laws of that State, as well as the United States, shall govern its interpretation, enforcement and effect.

10.8 Complete Agreement. The making, execution and delivery of this Agreement by the parties has not been induced by any representations, statements, warranties or agreements other than those expressed in the Agreement. The Agreement and the exhibits and other documents referred to herein embody the entire understanding of the parties. Except for those agreements specifically referred to herein, there are no other agreements or understandings, written or oral, in effect between the parties relating to the subject matter of the Agreement.

10.9 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and conditions of the Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

10.10 Notices. All notices and demands required or permitted under this Agreement shall be sent to the respective addresses listed in the first paragraph. All notices shall be in writing, containing the information required by this Agreement to be communicated to any person, and, except with respect to such notices as the Agreement specifically provides may be delivered by facsimile transmission, shall be either personally delivered to such party or sent either by first class and certified mail, mail, postage prepaid, or by reputable overnight air courier service, in either case providing for proof of delivery.

10.11 No Waiver by CMFG. The parties to this Agreement shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by a principal officer or director of the party giving the waiver. No delay or omission on the part of the parties in exercising any right arising hereunder or under any related writing, shall operate as a waiver of such right or any other right. A waiver by the parties of the right to enforce a provision of the Agreement, pursuant to a particular circumstance, shall not prejudice or constitute a waiver by a party of its right to otherwise demand strict compliance of the other party’s obligations under that provision of or any other provision of the Agreement. No prior waiver by any of the parties shall constitute a waiver of the other parties’ obligations as to any future transactions.

10.12 Further Assurances. Each party will do such other and further acts, including executing and delivering additional agreements or instruments as the other may reasonably require, to consummate, evidence or confirm the agreements, representations and understandings contained in the Agreement.

10.13 Gender. The male, female or neutral gender form used in the Agreement shall be deemed to include any gender reasonably within the contemplation of its provisions. The use of singular usage shall include the plural usage and the use of the plural usage shall include the singular usage.

10.14 Time of the Essence. Time is of the essence throughout the term of this Agreement for every provision in which time is an element. No extension of time for performance of any act shall be deemed an extension of time for the performance of any other act required hereunder.

10.15 Cumulative Remedies. The various rights, options, elections, powers and remedies under the Agreement, or granted by law shall be construed as cumulative. No single right is exclusive of any of the other rights.

10.16 Recitals. The Recitals set forth above and all Exhibits to the Agreement are incorporated into the Agreement and are hereby made a part thereof.

10.17 Power of Attorney and Endorsement and Deposit of Payments. CMFG shall have the right to endorse in the name of Medical Provider, or any affiliated entity controlled by Medical Provider through which it does business, or operates under, and deposit checks that it receives from payers on account of Funded Receivables that have been funded and assigned to CMFG by Medical Provider. Medical Provider hereby grants to CMFG a Power of Attorney sufficient to empower CMFG to execute or endorse in the name of Medical Provider, and any controlled affiliates, or other names through which it does business, (i) any financing statement under the Uniform Commercial Code, or other document required in order to perfect and/or record the security interest intended to be granted to CMFG under the Agreement in all Funded WC Receivables, (ii) any document or instrument required in connection the negotiation for its own account, or deposit to its own account of payments made payable to a Medical Provider’s notwithstanding the prior assignment of the Funded WC Receivable(s) in question. Upon request, Medical Provider agree to execute and deliver a formal “Power of Attorney” substantially in the same form as Exhibit “C,” incorporated herein and made a part hereof, conferring upon CMFG all of the foregoing authority to act in its stead.

10.18 Counterparts. The Agreement may be executed in separate counterparts and shall become effective only after all such separate counterparts have been executed and exchanged between the parties hereto. A facsimile signature, assuming it is genuine, shall be regarded as an original signature for purposes of this Agreement and shall have the same force and effect as an original signature upon receipt by the other party. Notwithstanding, the parties shall endeavor to exchange original signature pages promptly thereafter.

10.19 Attorneys’ Fees. The party prevailing in any action related to the terms and provisions of the Agreement, including but limited to breach remedy, damages for breach, to compel enforcement and/or compliance and/or injunctive relief, shall be entitled to recover its reasonable attorney’s fees from the non-prevailing party.

10.20 Arbitration. Any dispute or claim in law or equity between the parties arising out of this Agreement shall be decided by neutral, binding arbitration and not by court action. The arbitration shall be held in a mutually agreeable location within the State of California and shall be conducted in accordance with the rules of American Arbitration Association (“AAA”), unless the parties to such arbitration may mutually agree in writing to use different rules and/or arbitrator(s). Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties shall have the right to discovery as permitted by the rules of the American Arbitration Association. An action for an injunction for violation of any provision for the non-disclosure of confidential information or trade secrets shall not be subject to arbitration hereunder, unless the parties otherwise mutually agree in writing. The filing of a judicial action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies, shall not constitute a waiver of the right to arbitrate under this provision. The prevailing party in the arbitration shall be entitled to recover reasonable attorneys’ fees and costs from the other party, in addition to any other relief that may be granted to such prevailing party by the arbitrators.

10.21 Exception to Arbitration. An action for an injunction for violation of any provision for the non-disclosure of confidential information or trade secrets provisions of this Agreement shall not be subject to arbitration hereunder, unless the parties otherwise mutually agree in writing. In addition, a judicial action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies to enforce the provisions of this Agreement shall not be subject to arbitration hereunder, and may be filed in any court having jurisdiction with respect thereto, within the State of California. However, the filing of such action shall not constitute a waiver of the right to arbitrate any related claims for damages under the preceding paragraph “10.22”.

10.22 Notification of Assignment. If necessary, Medical Provider hereby agrees to assist CMFG in notifying both the Qualifying Patients and, as required, the Qualifying Patients’ attorneys or insurers of the assignment of the Funded Receivables to CMFG, and the obligation to pay CMFG for the entire amount due pursuant to the Funded Receivables. To the extent filing and service of a copy of the assignment of the Funded Receivables to CMFG is required by California Labor Code § 4903.8, the parties hereby agree to cooperate in effectuating such service and filing.

10.23 No Creation of Partnership or Agency. The provisions contained herein are not intended to create any partnership, joint venture, agency, or employment relationship between TMP or its subsidiaries, on the one hand, and the other parties to this Agreement on the other.

____________________________________________________________

Medical Provider

____________________________________________________________

By:

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California

County of ______________

On ________ ___, 201__, before me, _______________, notary public, personally appeared _____________________, who proved to me on the basis of satisfactory evidence to be the person (s) whose name (s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ________________________

Signature of Notary Public

______________________________OPTIONAL_____________________________________

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this to another form to another document.

Description of attached Document

Title or Type of Document: __________________________________________

Document Date: ____________________ Number of Pages: _______________

Signer(s) Other than Named Above: ___________________________________

TARGETED MEDICAL PHARMA, INC.

____________________________________________________________

By:

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California

County of ______________

On ________ ___, 201__, before me, _______________, notary public personally appeared _____________________, who proved to me on the basis of satisfactory evidence to be the person (s) whose name (s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ________________________

Signature of Notary Public

______________________________OPTIONAL_____________________________________

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this to another form to another document.

Description of attached Document

Title or Type of Document: __________________________________________

Document Date: ____________________ Number of Pages: _______________

Signer(s) Other than Named Above: ___________________________________

CAMBRIDGE MEDICAL FUNDING GROUP, L.L.C.

____________________________________________________________

By: Cy E. Hammond, Chief Financial Officer/Vice President of Operations

ACKNOWLEDGMENT

STATE OF	)

) SS:

COUNTY OF	)

IT IS ACKNOWLEDGED that on _____________ ___, 201__, before me personally appeared Cy E. Hammond, the Chief Financial Officer and Vice President of Operations of CAMBRIDGE MEDICAL FUNDING GROUP, L.L.C. and fully executed the Agreement herein.

____________________________________________________________

Notary Public

Exhibit “A”

Exhibit “B”

Initial Payment - CMFG agrees to pay to TMP on behalf of and at the request of the Medical Provider 23% (Twenty Three Percent) of the lesser of any rates and/or charges and/or listed amounts in any and all managed care contracts binding on the Medical Provider, contractual WC amounts and/or the then current and/or applicable fee schedule.

All financial transactions detailed and described herein, including but not limited to initial fundings, collection allocations, waterfall calculations and backend splits shall be based upon the totals in the “batches”/Exhibits and/or Current Schedule.

EXHIBIT “C”

LIMITED IRREVOCABLE POWER OF ATTORNEY

_______________________, located at ____________________ respectively, together with its/their successors and/or assigns pursuant to the terms of a certain agreement dated _______________, 201__, entitled WC RECEIVABLES FUNDING, ASSIGNMENT AND SECURITY AGREEMENT (“the Agreement”), does hereby irrevocably constitute and appoint CMFG as its true and lawful attorney for it, and in its name, place and stead, only for the following purposes contemplated and authorized:

A.	to execute or endorse in the name of __________________________ and/or, and any controlled affiliates, or other names through which it does business: (i) any financing statement under the Uniform Commercial Code (“UCC”), or other document required in order to perfect and/or record the security interest intended to be granted to CMFG under the Agreement in all Assigned Claim Receivables (as defined therein), (ii) any other document or instrument required in connection with the negotiation for its own account, or for the deposit to its own account of payments made payable to ______________

B.	To receive and endorse any and all checks payable to ______________ which represent payments of the accounts receivables referred to in the WC Receivables Funding, Assignment, and Security Agreement as “Assigned Claim Receivables,” sold and assigned for collection under the Agreement to CMFG, and

C.	With full power of substitution and revocation, to ask for, collect, demand and receive; to prosecute and sue for, by proceedings or otherwise, in a court of law or equity; to give acquittance for said money or monies due or to become due, or any part thereof, and to withdraw any claims, suits or proceedings pertaining to, or out of the Agreement, or assignments or other instruments or agreements provided for thereunder.

In the event of ______________’s unavailability or failure upon request to execute any instrument or document which counsel for CMFG may reasonably require be executed for the purposes of effectuating the assignments contemplated in the Agreement, and/or the continuation or perfection of any security interest identified or provided for under the Agreement, including financing statements, termination statement, or other UCC forms, or instruments, or any amendments thereof within one business day of receipt, _________________________ hereby consents to, and authorizes CMFG, as necessary, to execute such instruments on its behalf.

___________________ understands that by virtue of making this Power of Attorney, it no longer has the right or authority to take the acts reflected herein, except as otherwise authorized by CMFG.

This instrument may not be revoked or changed by ____________________________ except upon the express, written agreement of CMFG during the term of the Agreement, and for so long thereafter as CMFG has failed to receive in full payments due it under the Agreement for all “Assigned Claim Receivables” assigned to CMFG under the Agreement.

Medical Provider Name

____________________________________________________________

By:

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California

County of ______________

On ________ ___, 201__, before me, _______________, notary public personally appeared _____________________, who proved to me on the basis of satisfactory evidence to be the person (s) whose name (s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ________________________

Signature of Notary Public

______________________________OPTIONAL_____________________________________

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this to another form to another document.

Description of attached Document

Title or Type of Document: __________________________________________

Document Date: ____________________ Number of Pages: _______________

Signer(s) Other than Named Above: ___________________________________

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